UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011
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TRANSCEND SERVICES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(678) 808-0600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 2, 2011, Transcend Services, Inc. (“Transcend”) successor-by-merger to Medical Dictation Services, Inc., (“MDSI”) and Regions Bank (“Regions”) entered into a Waiver and Seventh Amendment to Loan and Security Agreement (the “Waiver and Amendment”) with respect to the Loan and Security Agreement among Transcend, MDSI and Regions dated as of August 31, 2009 (the “Loan Agreement”). The Company and MDSI were both a “Borrower” under the Loan Agreement. The Waiver and Amendment waives the default in existence at September 30, 2011 with regards to the tangible net worth covenant of the Loan Agreement. In addition, the Waiver and Amendment amends the Tangible Net Worth definition in Section 8.2 of the Loan Agreement to read as follows:
(b)    Tangible Net Worth. Borrower shall (i) at the end of the Fiscal Quarter ending September 30, 2011, have a Tangible Net Worth equal to or greater than $25,000,000, (ii) at the end of the Fiscal Quarter ending December 31, 2011, have a Tangible Net Worth equal to or greater than $22,500,000, and (iii) at the end of each Fiscal Quarter at all times thereafter, have a Tangible Net Worth equal to or greater than $25,000,000.

Item 9.01. Financial Statements and Exhibits.

(a)	The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description

10.1	Waiver and Seventh Amendment to Loan and Security Agreement, by and between Transcend Services, Inc. and Regions Bank, dated November 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: November 3, 2011	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)